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                                  May ___, 2005




Synova Healthcare Group, Inc.
1400 North Providence Road, Ste 6010
Media, PA 19063


Ladies and Gentlemen:

         The undersigned owns of record certain shares (the "SHARES") of Common Stock of Synova Healthcare Group, Inc. (the "COMPANY"). The Company has agreed to register the Shares for re-sale by the undersigned with the Securities and Exchange Commission ("SEC") on SEC Form SB-2 or another appropriate registration form (the "REGISTRATION STATEMENT"). The undersigned hereby agrees and represents to you that, without the prior written approval of Oceana Partners LLC, the undersigned will not, directly or indirectly, sell or offer to sell or otherwise dispose of, under the Registration Statement, more than ten percent (10%) of the Shares of Company Common Stock currently held by the undersigned in any ninety (90) day period during the period commencing on the date the Registration Statement covering the Shares is first declared effective by the SEC and ending on June 30, 2006. The provisions of this Agreement shall not preclude the undersigned from: (a) exercising any warrant or stock option, (b) transferring shares of common stock, warrants, options or other securities of the Company by gift, by will or laws of descent and distribution to any person or entity provided such person or entity agrees in writing to be bound by the provisions of this Agreement, or (c) pledging shares of Company Common Stock to secure bona fide loans, provided that the pledgee agrees in writing to be bound by the provisions of this Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written, intending to be legally bound hereby.


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